OXFORD PARK
INCOME FUND, INC.

INVESTOR APPLICATION AND SUBSCRIPTION AGREEMENT

SHARES OF COMMON STOCK IN OXFORD PARK INCOME FUND, INC.

Please carefully read the Prospectus dated {insert date}, and all exhibits and supplements thereto (the "Prospectus") for the sale of shares of common stock (the "Shares") in Oxford Park Income Fund, Inc. (referred to herein as the "Fund" or "OXPIF"), before deciding to invest.

AS A PROSPECTIVE INVESTOR IN THE SHARES, YOU SHOULD EXAMINE THE SUITABILITY OF THIS TYPE OF INVESTMENT IN THE CONTEXT OF YOUR OWN NEEDS, INVESTMENT OBJECTIVES, AND FINANCIAL CAPABILITIES, AND YOU SHOULD MAKE YOUR OWN INDEPENDENT INVESTIGATION AND DECISION AS TO SUITABILITY AND AS TO THE RISK AND POTENTIAL GAIN INVOLVED. ALSO, AS A PROSPECTIVE INVESTOR IN THE SHARES YOU ARE ENCOURAGED TO CONSULT WITH YOUR ATTORNEY, ACCOUNTANT, FINANCIAL CONSULTANT, OR OTHER BUSINESS OR TAX ADVISOR REGARDING THE RISKS AND MERITS OF THE PROPOSED INVESTMENT.

INVESTMENT TYPE (select one)

☐ Initial Investment ($2,500 minimum investment amount)

☐ Additional Purchase ($500 minimum investment amount)

ACCOUNT TYPE (select one)

☐ Brokerage Account

☐ Registered Investment Adviser (unaffiliated)

☐ Advisory Account**Not all B/Ds are eligible. To confirm eligibility for OXPIF, call OXPIF Call Center 949-505-5659

☐ Other (discuss with your B/D or OXPIF contact if applicable)

This offering is limited to investors who certify that they meet all of the suitability requirements set forth in the Prospectus for the purchase of the Shares. If you meet these qualifications and desire to purchase Shares, please complete, sign, and deliver this Subscription Agreement **by mail and make payment as follows:**
Make Checks Payable To: "Oxford Park Income Fund, Inc." or to the custodian of record for qualified plan or brokerage account investments.

Payments By WIRE TRANSFER To:

Bank: U.S. BANCORP FUND SERVICES, LLC
Bank Address: 433 Hackensack Ave
FL 11
Hackensack, NJ 07601-6319
ABA/RTN: 091000022
SWIFT Code: USBKUS44IMT
Acct: 104798220539
Acct Name: U.S. BANCORP FUND SERVICES, LLC
FBO OXFORD PARK INCOME FUND, INC.
FBO: Investor Name: ________________________

Payments By STANDARD MAIL To:

U.S. BANK GLOBAL FUND SERVICES
Attn: **Oxford Park Income Fund, Inc.**
P.O. Box 701
Milwaukee, WI 53201-0701
Telephone: (877) 458-3589
Alternativefundsupport@usbank.com

Make Payments By OVERNIGHT MAIL To:

U.S. BANK GLOBAL FUND SERVICES
Attn: **Oxford Park Income Fund, Inc.**
615 East Michigan St
3rd Floor
Milwaukee, WI 53202
Telephone: (877) 458-3589
Alternativefundsupport@usbank.com

Upon receipt of this signed Subscription Agreement, verification of your investment qualifications, and acceptance by OXPIF, OXPIF will notify you of receipt and acceptance of your subscription. OXPIF reserves the right, in its sole discretion, to accept or reject your subscription, in whole or in part, for any reason whatsoever. Any subscription application not accepted within 45 days of receipt shall be deemed rejected. If your subscription is rejected in whole, your payment will be returned to you, in full, without interest, and this Subscription Agreement shall be terminated and of no further effect. If we accept only a portion of your subscription, we will return the balance of your subscription payment without interest. Any questions about subscriptions should be directed to OXPIF Investor Relations at 877-458-3589.

Important Note: The person or entity actually making the decision to invest in Shares should complete and execute this Subscription Agreement.

ACCEPTABLE FORMS OF PAYMENT

A. Wire transfers
B. Pre-printed personal checks
C. Business checks when applied to company/corporate account
D. Trust checks for trust accounts
E. Custodial checks for IRA accounts
F. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement

WE CANNOT ACCEPT: Cash, cashier's checks/official bank checks, foreign checks, money orders, third party checks, temporary/starter checks, or traveler's checks.
If a check received from an investor is returned for insufficient funds or otherwise not honored, the Fund, or its agent, may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded by the Fund. The Fund may reject any application, in whole or in part, in its sole discretion.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payer printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payer on the form(s) of payment.

OXFORD PARK
INCOME FUND, INC.

INVESTOR APPLICATION AND SUBSCRIPTION AGREEMENT

ALL INVESTORS MUST COMPLETE THIS FORM **SHARES OF COMMON STOCK IN OXFORD PARK INCOME FUND, INC.**

YOUR INVESTMENT: ☐ **SHARE CLASS A** ☐ **SHARE CLASS C** ☐ **SHARE CLASS I**

$ ______________ total purchase amount at the Share price set forth in the Prospectus.

You understand and agree that your purchase is subject to the terms, conditions, acknowledgments, representations, and warranties stated herein and in the Prospectus. You understand that if you wish to purchase Shares, you must complete this Subscription Agreement and submit the total purchase amount.

Method of Payment:

☐ Funds Enclosed ☐ Funds Wired. ☐ Issued By Custodian. ☐ Asset Transfer: Asset transfer form sent to transferring institution.

Discount and Waivers of the Applicable Dealer Manager Fee and/or Commissions (if any):

☐ **Registered Investment Advisors (RIA) — Waiver of Commission Only:**

If this box is checked, selling commissions will be waived for one of the following (check one):

- ☐ If an RIA has introduced a sale and the RIA is affiliated with a Broker-Dealer, the selling commissions will be waived if the sale is conducted by the RIA in his or her capacity **as a Registered Representative** of a Broker-Dealer.
- ☐ If an RIA has introduced a sale and the RIA is not affiliated with a Broker-Dealer, the selling commissions will be waived if the sale is made pursuant to a RIA Selling Agreement.

☐ **Registered Representative — Waiver or Reduction of Commission (Requires Separate Form)**

☐ **Waiver of Commission and Dealer Manager Fee:**

Please check this box only if you are eligible for a waiver of selling commission and dealer manager fee, as allowed by participating Broker-Dealer.

Waivers of selling commissions and dealer manager fees are generally only available for purchases made by:

(i) a participating Broker-Dealer or Registered Representative of a participating Broker-Dealer for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans;

(ii) a participating Registered Investment Advisor (RIA) for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans (in this case, **this Subscription Agreement must be signed by the participating Registered Investment Advisor)**; or

(iii) (a) our directors and officers, or (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants.

If for a family member pursuant to (i)(b) or (ii)(b) above, indicate relationship and name of relative: ______________________________

INVESTOR INFORMATION:

SECTION (a)

NAME OF INVESTOR, TRUSTEE, OR AUTHORIZED SIGNER **(REQUIRED)** ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other** ______________

NAME OF JOINT INVESTOR

NAME OF TRUST, BUSINESS, OR PLAN

SECTION (b)

INVESTOR, TRUSTEE, OR AUTHORIZED SIGNER'S STREET ADDRESS **(REQUIRED) - NO P.O. BOX**

CITY | STATE | ZIP CODE

HOME PHONE **(REQUIRED)** | BUSINESS PHONE | PHONE EXTENSION

SECTION (c)

ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

SECTION (d)

INVESTOR DATE OF BIRTH (MM/DD/YYYY) **(REQUIRED)** (TRUST OR ENTITY DATE) | JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY) | ENTITY TAX ID # (If Applicable)

INVESTOR SSN **(REQUIRED)** | JOINT INVESTOR / AUTHORIZED SIGNER SSN | EMAIL ADDRESS

SECTION (e)

Please indicate Citizenship Status **(REQUIRED)**: if a box is not checked, then you are certifying that you are a U.S. citizen.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien* - Country of Origin** ______________

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.

☐ **Please attach acceptable form of Government Issued ID (i.e., Drivers License, US Passport or Passport Card, State Identification (ID) card, US Military Card, etc.)**

OXFORD PARK
INCOME FUND, INC.

INVESTOR APPLICATION AND SUBSCRIPTION AGREEMENT

ALL INVESTORS MUST COMPLETE THIS FORM **SHARES OF COMMON STOCK IN OXFORD PARK INCOME FUND, INC.**

ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐ Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports (including, but not limited to, those specified in this sentence), I (a) authorize OXPIF and consent to electronic delivery of this Subscription Agreement, the Prospectus, and any other stockholder communications and reports delivered therewith, and (b) authorize OXPIF to electronically deliver to me all stockholder communications and reports from OXPIF. In making this authorization, I hereby consent for OXPIF to electronically send me stockholder communications and reports, including my account-specific information, by either (i) emailing stockholder communications and reports to me directly, (ii) making stockholder communications and reports available on OXPIF's website and notify me by email or mail when and where such documents are available, or (iii) providing a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to me on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery.

(You must provide an e-mail address if you choose this option.) E-mail address:

FORM OF OWNERSHIP: Non-Custodial Ownership

☐ **Individual**
Investor must sign, initial, and date

☐ **Joint Tenants with Right of Survivorship**

☐ **Tenants in Common**

☐ **Community Property**

☐ **Pension, Profit Sharing Plan, or 401K**
Include copy of plan document; Trustee or custodian

☐ **Trust** – Include a copy of the Trust or Certificate of Trust
Trustee or Grantor signature required.
- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Corporation** – Include copy of Corporate Resolution. Authorized officer must sign.
- ☐ S-Corp
- ☐ C-Corp

☐ **Uniform Gift to Minors Act / Uniform Transfers to Minors Act** Custodian must sign, initial, and date officer must sign

☐ **Partnership or LLC** Partnership or Operating Agreement. Authorize Agent must sign, initial, and date.

☐ **Other:** (Specify) Include any pertinent documents

Custodial Ownership - Send all paperwork directly to the custodian

☐ **IRA** ____________
(Type)

☐ **Qualified Pension or Profit Sharing Plan**

☐ **Non-Qualified Custodian Account**

☐ **Other:** ____________

NAME OF CUSTODIAN OR TRUSTEE

☐ Inherited/Beneficiary IRA – Deceased's Name (required)

MAILING ADDRESS

CITY

STATE

ZIP CODE

BUSINESS PHONE

CUSTODIAN TAX ID

CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

Custodian Medallion Signature Guarantee

SIGNATURE OF CUSTODIAN (IF APPLICABLE)

DATE **(REQUIRED)**

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY)

DISTRIBUTION OPTIONS:

All distributions for custodial accounts will be sent to the custodian

☐ **Checking** ☐ **Savings** ☐ **Brokerage or Custodial Account**

We have adopted an "opt-out" Distribution Reinvestment Plan. Distributions will automatically be reinvested under the Distribution Reinvestment Plan in additional whole and fractional shares, unless you "opt out" of the Distribution Reinvestment Plan so as to receive cash distributions by delivering a written notice to the plan administrator as described in the Prospectus. To the extent you intend to opt out of the distribution reinvestment plan, please provide instructions for receiving cash distributions below. **Please note that you must contact the plan administrator to opt out of the Distribution Reinvestment Plan and providing instructions for cash distributions below will not satisfy the notice requirement to opt out of the Distribution Reinvestment Plan. For more information, see the "Distributions" section of the Prospectus.**



Your Name
Your Address
1001
Date
Pay to the Order of
$
Dollars
BANK NAME
Authorized Signature
123456789
0000987654321
1001
9 Digit Routing Number
Your Account Number
Check Number

Instructions for Cash Portion of Distributions (Check One):

☐ **Via Direct Deposit (ACH)**
- ☐ **Checking (must enclose voided check)**
- ☐ **Savings (verification from bank must be provided)**

☐ **Mail to Alternate Address (Specify Below)**

☐ **Mail to Street Address**

(MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK)

Cash Distributions Directed To:

NAME OF BANK, BROKERAGE FIRM, OR INDIVIDUAL

ALTERNATE ADDRESS (OPTIONAL)

CITY

STATE

ZIP CODE

BANK ABA# (FOR ACH ONLY)

ACCOUNT #

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize OXPIF to deposit distributions from my (our) Shares of OXPIF into the account listed on the voided check or bank verification provided above (the "Bank Account"). I (we) further authorize OXPIF to debit my (our) Bank Account in the event that OXPIF erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before OXPIF reverses such erroneously deposited amount, I (we) agree that OXPIF has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by OXPIF.

INVESTOR APPLICATION AND SUBSCRIPTION AGREEMENT

ALL INVESTORS MUST COMPLETE THIS FORM **SHARES OF COMMON STOCK IN OXFORD PARK INCOME FUND, INC.**

SUBSCRIBER CERTIFICATIONS AND SIGNATURES (CONTINUED):

By signing below, the undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor(s) identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified; (iii) has discussed such investors' prospective purchase of shares with such investor(s); (iv) has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the shares;(v) has delivered the prospectus and related amendments and supplements, if any, to such investor(s); (vi) no sale of shares shall be completed until at least five business days after the date the investor(s) receives a copy of the prospectus, as amended or supplemented; and (vii) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor(s), that such investor(s) meets the Suitability Standards applicable to such investor(s) set forth in the prospectus (as amended or supplemented as of the date hereof), and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, financial advisor or investor representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by its relationship with the investor(s) identified on this document. By checking the Net of Commission Purchase, Wrap Fee Agreement or Registered Investment Advisor box in Section 1, you affirm that in accordance with the prospectus (i) this investment meets applicable qualifying criteria, and (ii) fees due are reduced or waived as disclosed therein.

By signing below, you also acknowledge, (i) You should not expect to be able to sell your Shares regardless of how we perform. (ii) The Fund may, but is not required to, offer to repurchase a limited number of Shares and/or you may be able to sell your Shares. In either case it is possible you will receive less than your initial purchase price. (iii) Our Shares are not listed on any securities exchange and we do not expect a secondary market in the Shares to develop (iv) You should consider that you may not have access to the money you invest for an indefinite period of time. (v) Because you will be unable to sell your Shares (except pursuant to any periodic Fund repurchases), you may be unable to reduce your exposure in any market downturn. (vi) The Fund may pay distributions from sources other than earnings which may affect future distributions. (vii) The amount of distributions, if any, are uncertain and at the discretion of the Fund's board of directors. (vii) An investment in our Shares is not suitable for you if you need short-term liquidity. (ix) Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

By signing below, you confirm that: (i) I/we have received the Prospectus (as amended or supplemented) for the Fund at least four business days prior to the date hereof; (ii) I (we) acknowledge that shares of this offering are illiquid and appropriate only as long-term investment; and (iii) I (we) represent that I am (we are) either purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) a trustee or authorized agent, I (we) have due authority to execute this investor application and do hereby legally bind the trust or other entity of which I am (we are) trustee or authorized agent.

By signing below, I (we) confirm that, to the extent possible, I (we) would like to receive stockholder communications electronically (including, but not limited to, proxy materials, annual and semi-annual reports, investor communications, account statements, tax forms and other required reports) and consent to stop delivery of the paper versions. I (we) acknowledge that I (we) will not receive paper copies of stockholder communications unless (i) I (we) change or revoke my (our) election at any time by notifying the Fund at the number below, (ii) my (our) consent is terminated by an invalid email address; or (iii) I (we) specifically request a paper copy of a particular stockholder communication, which I (we) have the right to do at any time.

I (we) further agree that by consenting to electronic delivery for one product, the delivery preferences for my other investment products or share classes serviced by US Bank, N.A. will also be affected and changed to electronic delivery. I (we) have provided a valid email address and if that email address changes, I (we) will send a notice of the new address by contacting Oxford Park Income Fund, Inc. at 877-458-3589. I (we) understand that any changes to my (our) election may take up to 30 days to take effect and that I (we) have the right to request a paper copy of any electronic communication by contacting Oxford Park Income Fund, Inc. at 877-458-3589.

The electronic delivery service is free; however, I (we) may incur certain costs, such as usage charges from an Internet service provider, printing costs, software download costs or other costs associated with access to electronic communications. I (we) understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. I (we) understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failures of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): By signing below, under penalties of perjury, I certify that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated herein, and (4) I am a not subject to FATCA withholding.

Certification instructions. You must cross out certification (2) in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing funds.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE OF INVESTOR, TRUSTEE, OR AUTHORIZED SIGNER **(REQUIRED)**	DATE **(REQUIRED)**	SIGNATURE OF JOINT INVESTOR, TRUSTEE, AUTHORIZED SIGNER, OR BENEFICIAL OWNER **(REQUIRED)**	DATE **(REQUIRED)**

Subscription Accepted – Oxford Park Income Fund Inc.

SIGNATURE	DATE

NAME	TITLE

OXFORD PARK
INCOME FUND, INC.

INVESTOR APPLICATION AND SUBSCRIPTION AGREEMENT

ALL INVESTORS MUST COMPLETE THIS FORM **SHARES OF COMMON STOCK IN OXFORD PARK INCOME FUND, INC.**

BROKER DEALER / FINANCIAL ADVISOR INFORMATION:

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or Registered Investment Advisor ("RIA") must sign below to complete the order. The Registered Representative or RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence or is exempt from such licensing.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

CRD #

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY

STATE

ZIP CODE

BUSINESS PHONE **(REQUIRED)**

FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S)**(REQUIRED)**

REPRESENTATIVE # / ADVISOR # / TEAM ID

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) ADDRESS OR P.O. BOX

BRANCH ID #

CITY

STATE

ZIP CODE

BUSINESS PHONE **(REQUIRED)**

FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) EMAIL ADDRESS

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS

X

X

INVESTOR STATE OF RESIDENCE

(REQUIRED)

DATE **(REQUIRED)**

PRINTED NAME OF SUPERVISOR, BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)**

X

SIGNATURE OF SUPERVISOR, BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)**

DATE **(REQUIRED)**

ADDITIONAL COMMENTS:

Please complete this Certification as part of each Client's completed subscription and send documents to the address indicated on page 1, in accordance with the subscription agreement procedures.

THIS INVESTOR APPLICATION AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

PLEASE REFER TO PAGE 1 FOR MAILING AND PAYMENT INSTRUCTIONS.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*